Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Innovaro, Inc.:

We have issued our reports dated April 11, 2012, with respect to the consolidated balance sheets, statement of operations, changes in equity and cash flows included in this Annual Report on Form 10-K for the year ended December 31, 2011 of Innovaro, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-8 of Innovaro, Inc. (File Nos. 333-168318, 333-168319 and 333-117311).

/s/ PENDER NEWKIRK & COMPANY

Tampa, Florida
April 11, 2012